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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56210, 333-53121, 333-33123 and 333-63409) of
SunSource Inc. of our report dated February 8, 2001 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.




PricewaterhouseCoopers LLP

Philadelphia, PA
March 30, 2001